Exhibit 99.1

First Advantage Reports Third Quarter 2025 Results

Delivers Strong Third Quarter Results and Refines Full Year 2025 Guidance

Third Quarter 2025 Highlights1

•
Revenues of $409.2 million
•
Net Income of $2.6 million, a net income margin of 0.6%, includes $6.3 million of expenses related to the acquisition of Sterling Check Corp. (“Sterling”) and related integration, and $41.7 million of Sterling acquisition depreciation and amortization
•
Adjusted Net Income of $52.3 million
•
Adjusted EBITDA of $118.5 million; Adjusted EBITDA Margin of 29.0%
•
GAAP Diluted Net Income Per Share of $0.01, includes $0.03 per share of expenses incurred related to the Sterling acquisition and related integration
•
Adjusted Diluted Earnings Per Share of $0.30
•
Cash Flows from Operations of $72.4 million; Adjusted Operating Cash Flows of $80.5 million, after adjusting for $8.1 million of cash costs directly associated with the Sterling acquisition and related integration

Refining Full Year 2025 Guidance

•
Narrowing full year 2025 guidance ranges, with refined midpoints at or above original guidance midpoints, including the expected benefits of realized synergies. Refined 2025 guidance for Revenues of $1.535 billion to $1.570 billion, Adjusted EBITDA of $430 million to $440 million, Adjusted Net Income of $170 million to $180 million, and Adjusted Diluted Earnings Per Share of $0.98 to $1.022.

ATLANTA, November 6, 2025 – First Advantage Corporation (NASDAQ: FA), a leading provider of global software and data in the HR technology industry, today announced financial results for the third quarter ended September 30, 2025.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three Months Ended September 30,
	2025	2024
Revenues	$409.2	$199.1
Income from operations	$42.2	$9.1
Net income (loss)	$2.6	$(8.9)
Net income (loss) margin	0.6%	(4.4)%
Diluted net income (loss) per share	$0.01	$(0.06)
Adjusted EBITDA[1]	$118.5	$64.0
Adjusted EBITDA Margin[1]	29.0%	32.2%
Adjusted Net Income[1]	$52.3	$38.0
Adjusted Diluted Earnings Per Share[1]	$0.30	$0.26

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Adjusted Operating Cash Flows are non-GAAP measures. Please see the end of this earnings release for definitions and schedules with reconciliations of these measures to their most directly comparable respective GAAP measures.

“We delivered another quarter of profitable growth through continuing go-to-market success in new logo and upsell/cross-sell, demonstrating our ability to perform amid the current uncertain macroeconomic environment in which hiring growth has been consistently flat. Our strategy of diversified exposure across verticals and geographies supported our results with strong momentum in our retail & e-commerce and transportation & logistics verticals, and for the sixth quarter in a row, our International business has achieved year-over-year revenue growth,” said Scott Staples, Chief Executive Officer.

“On October 31, we celebrated the one-year anniversary of closing on the Sterling acquisition, and I am extremely pleased with the performance of our entire team as our integration is progressing ahead of schedule and we are delivering strategic and financial benefits as promised. We have maintained excellent customer satisfaction as evidenced by our high retention levels and the feedback we are receiving. We are seeing consistently increasing interest in our expanded best-of-breed solutions and are excited to partner with our customers to apply our leading products and technologies to solve their hiring and onboarding challenges. Looking ahead, we remain focused on executing on our strategy to increase share across our targeted verticals, accelerate international growth, and deliver on our best-of-breed product and platform approach,” Staples concluded.

Refining Full Year 2025 Guidance

“We delivered strong top line growth in the third quarter with Adjusted EBITDA margins of 29% and solid cash flow,” commented Steven Marks, Chief Financial Officer. “Our results were supported by consistent execution on our integration and synergy plans. We are laser-focused on deleveraging and made a voluntary principal repayment of $25 million subsequent to the end of the quarter, bringing total principal repayments this year to $70.5 million. This has been enabled by our strong free cash flow generation. Our results year to date, as well as the momentum we have seen heading into the fourth quarter, give us confidence in narrowing our full year 2025 guidance ranges, with refined midpoints at or above our original guidance midpoints.”

The following table summarizes our updated full year 2025 guidance.

	Updated Guidance As of November 6, 2025	Prior Guidance As of August 7, 2025
Revenues	$1.535 billion – $1.570 billion	$1.5 billion – $1.6 billion
Adjusted EBITDA[2]	$430 million – $440 million	$410 million – $450 million
Adjusted Net Income[2]	$170 million – $180 million	$152 million – $182 million
Adjusted Diluted Earnings Per Share[2]	$0.98 – $1.02	$0.86 – $1.03

2 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net income (loss) and Adjusted Diluted Earnings Per Share to GAAP diluted net income (loss) per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Actual results may differ materially from First Advantage’s full year 2025 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its third quarter 2025 results today, November 6, 2025, at 8:30 a.m. ET.

To participate in the conference call, please dial 800-579-2543 (domestic) or 785-424-1789 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage third quarter 2025 earnings call or provide the conference code FA3Q25. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/5075946/AB315DBF336BEFF744ACAA7EF22E2F21.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

•
negative changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, global trade disputes, uncertainty in financial markets, and changes in tax laws;
•
our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data, data security, and artificial intelligence (“AI”);
•
inability to identify and successfully implement our growth strategies on a timely basis or at all;
•
potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, or the mishandling of personal data;
•
our reliance on third-party data providers;
•
due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
•
our international business exposes us to a number of risks;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;

•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations;
•
the failure to realize the expected benefits of our acquisition of Sterling Check Corp.; and
•
control by our Sponsor, "Silver Lake" (Silver Lake Group, L.L.C., together with its affiliates, successors, and assignees) and its interests may conflict with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted Earnings Per Share,” and “Adjusted Operating Cash Flow.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP and should not be considered as an alternative to net income as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted.

Additionally, we use Adjusted Operating Cash Flow to review the liquidity of our operations. We define Adjusted Operating Cash Flow as cash flows from operating activities adjusted for cash costs directly associated with the Sterling acquisition and related integration. We believe Adjusted Operating Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Adjusted Operating Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Numerical figures included in the reconciliations have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

About First Advantage

First Advantage (NASDAQ: FA) is a leading provider of global software and data in the HR technology industry. Enabled by its proprietary technology and AI, First Advantage’s platforms, data, and APIs power comprehensive employment background screening, digital identity solutions, and verification services across over 200 countries and territories. With a strong emphasis on innovation, automation, and customer success, First Advantage empowers 80,000 organizations to hire smarter and onboard faster. Headquartered in Atlanta, Georgia, First Advantage is modernizing hiring and onboarding on a global scale. For more information, please visit our website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(678) 868-4151

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and par value amounts)	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$216,848	$168,688
Restricted cash	84	795
Accounts receivable (net of allowance for doubtful accounts of $8,108 and $3,832 at September 30, 2025 and December 31, 2024, respectively)	291,026	266,800
Prepaid expenses and other current assets	20,810	31,041
Income tax receivable	13,664	8,669
Total current assets	542,432	475,993
Property and equipment, net	260,952	307,539
Goodwill	2,140,334	2,124,528
Intangible assets, net	889,898	987,948
Deferred tax asset, net	5,678	5,682
Other assets	17,194	21,203
TOTAL ASSETS	$3,856,488	$3,922,893
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$127,511	$120,872
Accrued compensation	53,471	52,805
Accrued liabilities	47,713	44,700
Current portion of long-term debt	—	21,850
Current portion of operating lease liability	3,671	4,245
Income tax payable	2,528	1,942
Deferred revenues	4,940	4,274
Total current liabilities	239,834	250,688
Long-term debt (net of deferred financing costs of $36,428 and $41,861 at September 30, 2025 and December 31, 2024, respectively)	2,103,110	2,121,289
Deferred tax liability, net	194,471	222,738
Operating lease liability, less current portion	6,407	9,149
Other liabilities	11,043	11,990
Total liabilities	2,554,865	2,615,854
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 174,035,826 and 173,171,145 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	174	173
Additional paid-in-capital	1,523,996	1,504,007
Accumulated deficit	(198,101)	(159,808)
Accumulated other comprehensive loss	(24,446)	(37,333)
Total equity	1,301,623	1,307,039
TOTAL LIABILITIES AND EQUITY	$3,856,488	$3,922,893

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,
(in thousands, except share and per share amounts)	2025	2024
REVENUES	$409,151	$199,119

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	222,039	100,879
Product and technology expense	25,136	12,909
Selling, general, and administrative expense	57,459	46,050
Depreciation and amortization	62,274	30,168
Total operating expenses	366,908	190,006
INCOME FROM OPERATIONS	42,243	9,113

OTHER EXPENSE, NET:
Interest expense, net	40,041	17,191
Loss on extinguishment of debt	407	—
Total other expense, net	40,448	17,191
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	1,795	(8,078)
(Benefit) provision for income taxes	(798)	782
NET INCOME (LOSS)	$2,593	$(8,860)

Foreign currency translation (loss) income	(6,950)	5,531
COMPREHENSIVE LOSS	$(4,357)	$(3,329)

NET INCOME (LOSS)	$2,593	$(8,860)
Basic net income (loss) per share	$0.01	$(0.06)
Diluted net income (loss) per share	$0.01	$(0.06)
Weighted average number of shares outstanding - basic	173,561,778	144,096,312
Weighted average number of shares outstanding - diluted	175,549,342	144,096,312

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(38,293)	$(9,907)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	185,846	89,968
Loss on extinguishment of debt	661	—
Amortization of deferred financing costs	4,773	1,388
Bad debt (recovery) expense	(1)	92
Deferred taxes	(28,342)	(23,115)
Share-based compensation	19,430	19,303
Loss (gain) on disposal and impairment of long-lived assets	1,720	(272)
Change in fair value of interest rate swaps	5,607	(1,006)
Changes in operating assets and liabilities:
Accounts receivable	(23,123)	(151)
Prepaid expenses and other assets	7,181	1,184
Accounts payable	4,008	23,115
Accrued compensation and accrued liabilities	(5,218)	9,917
Deferred revenues	639	591
Operating lease liabilities	(132)	(722)
Other liabilities	(1,293)	(673)
Income taxes receivable and payable, net	(4,278)	4,150
Net cash provided by operating activities	129,185	113,862
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized software development costs	(34,536)	(20,384)
Purchases of property and equipment	(2,847)	(1,386)
Other investing activities	87	54
Net cash used in investing activities	(37,296)	(21,716)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of Amended First Lien Credit Facility	(45,462)	—
Proceeds from issuance of common stock under share-based compensation plans	3,691	5,862
Net settlement of share-based compensation plan awards	(3,145)	(3,790)
Cash dividends paid	(111)	(211)
Payments on deferred purchase agreements	—	(703)
Payments on finance lease obligations	—	(3)
Net cash (used in) provided by financing activities	(45,027)	1,155
Effect of exchange rate on cash, cash equivalents, and restricted cash	587	267
Increase in cash, cash equivalents, and restricted cash	47,449	93,568
Cash, cash equivalents, and restricted cash at beginning of period	169,483	213,912
Cash, cash equivalents, and restricted cash at end of period	$216,932	$307,480

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$27,884	$19,168
Cash paid for interest	$124,493	$36,174
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$1,558	$926
Non-cash property and equipment additions	$—	$540
Excise taxes on share repurchases incurred but not paid	$—	$(10)

Reconciliation of Consolidated Non-GAAP Financial Measures

	Three Months Ended September 30,
(in thousands, except percentages)	2025	2024
Net income (loss)	$2,593	$(8,860)
Interest expense, net	40,041	17,191
(Benefit) provision for income taxes	(798)	782
Depreciation and amortization	62,274	30,168
Loss on extinguishment of debt	407	—
Share-based compensation(a)	5,721	9,504
Transaction and acquisition-related charges(b)	1,585	13,218
Integration, restructuring, and other charges(c)	6,677	2,043
Adjusted EBITDA	$118,500	$64,046
Revenues	409,151	199,119
Net income (loss) margin	0.6%	(4.4)%
Adjusted EBITDA Margin	29.0%	32.2%
(a)
Share-based compensation for the three months ended September 30, 2025 includes approximately $1.9 million of incrementally recognized expense associated with the May 2023 modification of the vesting terms of outstanding unvested and unearned performance-based options, restricted stock units, and restricted stock awards. The three months ended September 30, 2024 includes approximately $6.6 million of incrementally recognized expense associated with the May 2023 vesting modification and retirements of the Company's former Chief Financial Officer and President, Americas.
(b)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended September 30, 2025 includes approximately $1.4 million of expense associated with the Sterling Acquisition. The three months ended September 30, 2024 includes approximately $13.2 million of expense associated with the Sterling Acquisition, primarily consisting of legal, regulatory, and diligence professional service fees. The three months ended September 30, 2024 also includes insurance costs incurred related to the Company's initial public offering.
(c)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, impairment of capitalized software, (gains) losses on the sale of assets, and other non-recurring items. Integration, restructuring, and other charges for the three months ended September 30, 2025 includes approximately $3.8 million of expense associated with the integration of Sterling. The three months ended September 30, 2025 also includes approximately $1.5 million of expenses related to debt refinancing activities, as well as capitalized software impairment charges of approximately $1.2 million.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Three Months Ended September 30,
(in thousands)	2025	2024
Net income (loss)	$2,593	$(8,860)
(Benefit) provision for income taxes	(798)	782
Income (loss) before provision for income taxes	1,795	(8,078)
Debt-related charges(a)	2,585	10,057
Acquisition-related depreciation and amortization(b)	51,516	22,646
Share-based compensation(c)	5,721	9,504
Transaction and acquisition-related charges(d)	1,585	13,218
Integration, restructuring, and other charges(e)	6,677	2,043
Adjusted Net Income before income tax effect	69,879	49,390
Less: Adjusted income taxes(f)	17,567	11,400
Adjusted Net Income	$52,312	$37,990

	Three Months Ended September 30,
	2025	2024
Diluted net income (loss) per share (GAAP)	$0.01	$(0.06)
Adjusted Net Income adjustments per share
(Benefit) provision for income taxes	(0.00)	0.01
Debt-related charges(a)	0.01	0.07
Acquisition-related depreciation and amortization(b)	0.29	0.15
Share-based compensation(c)	0.03	0.06
Transaction and acquisition related charges(d)	0.01	0.09
Integration, restructuring, and other charges(e)	0.04	0.01
Adjusted income taxes(f)	(0.10)	(0.08)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.30	$0.26

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP and Non-GAAP)	175,549,342	144,096,312
Options and restricted stock not included in weighted average number of shares outstanding—diluted (GAAP) (using treasury stock method)	—	2,492,320
Adjusted weighted average number of shares outstanding—diluted (Non-GAAP)	175,549,342	146,588,632
(a)
Represents the loss on extinguishment and non-cash interest expense related to the amortization of debt issuance costs. This adjustment also includes the impact of the change in fair value of interest rate swaps, which represents the difference between the fair value gains or losses and actual cash payments and receipts on the interest rate swaps.
(b)
Represents the depreciation and amortization expense related to incremental intangible and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Share-based compensation for the three months ended September 30, 2025 includes approximately $1.9 million of incrementally recognized expense associated with the May 2023 modification of the vesting terms of outstanding unvested and unearned performance-based options, restricted stock units, and restricted stock awards. The three months ended September 30, 2024 includes approximately $6.6 million of incrementally recognized expense associated with the May 2023 vesting modification and retirements of the Company's former Chief Financial Officer and President, Americas.
(d)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended September 30, 2025 includes approximately $1.4 million of expense associated with the Sterling Acquisition. The three months ended September 30, 2024 include approximately $13.2 million of expense associated with the Sterling Acquisition, primarily consisting of legal, regulatory, and diligence professional service fees. The three months ended September 30, 2024 also includes insurance costs incurred related to the Company's initial public offering.
(e)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, impairment of capitalized software, (gains) losses on the sale of assets, and other non-recurring items. Integration, restructuring, and other charges for the three months ended September 30, 2025 includes approximately $3.8 million of expense associated with the integration of Sterling. The three months ended September 30, 2025 also includes approximately $1.5 million of expenses related to debt refinancing activities, as well as capitalized software impairment charges of approximately $1.2 million.
(f)
Effective tax rates of approximately 25.1% and 23.1% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended September 30 2025 and 2024, respectively.

	Three Months Ended September 30,
(in thousands)	2025	2024
Cash flows from operating activities, as reported (GAAP)	$72,369	$43,490
Cost paid related to the Sterling acquisition and integration	8,141	1,824
Adjusted Operating Cash Flow	$80,510	$45,314